Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-35024

PROSPECTUS SUPPLEMENT DATED August 21, 2000

(To Prospectus filed on May 8, 2000)


                                PMC-SIERRA, INC.

                                   PROSPECTUS

                        4,794,065 Shares of Common Stock

         This Prospectus Supplement together, with the Prospectus listed above, is to be used by certain holders of the above-referenced securities or by their transferees, pledgees, donees or their successors in connection with the offer and sale of the above referenced securities.


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         The table captioned "Selling Stockholders"  commencing on page 4 of the
Prospectus is hereby amended to reflect the following additions and changes.


                                                                Shares to be
                                                              Offered for the
     Selling Stockholders                                  Selling Stockholder
---------------------------------------------           ------------------------

ALBERT ALCORN AND DEBORAH ALCORN JT TEN WROS                             251

THE JOHANNINE FOUNDATION, INC.                                           270

CISCO SYSTEMS INVESTMENTS LIMITED                                    761,458